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                                                                     EXHIBIT 4.2

                                                           Draft of May 13, 1997


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                               IKON CAPITAL, INC.

                                       TO

                           THE CHASE MANHATTAN BANK,
                                                    Trustee



                                 ______________


                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of May __, 1997

                                       TO

                                   INDENTURE

                           Dated as of June 30, 1995

                                 ______________


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     FIRST SUPPLEMENTAL INDENTURE, dated as of May __, 1997, between IKON
Capital, Inc. (formerly known as "Alco Capital Resource, Inc."), a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1738 Bass Road, Macon, Georgia, and The Chase Manhattan Bank (formerly known as "Chemical Bank"), a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").


                            Recitals of the Company

     The Company has duly heretofore executed and delivered to the Trustee an Indenture, dated as of June 30, 1995 (the "Indenture"), providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided. All terms used in this First Supplemental Indenture which are defined in the Indenture shall have the same meanings assigned to them in the Indenture.

     Section 901(2) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities.

     On October 22, 1996, the Company and IKON Office Solutions, Inc. ("IKON") (formerly known as "Alco Standard Corporation") entered into a Support Agreement.

     All things necessary to make this First Supplemental Indenture a valid agreement of the Company, and a valid supplement to the Indenture, have been done.

     Now, Therefore, This First Supplemental Indenture Witnesseth:

     For and in consideration of the premises, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

     1.  The following definition is hereby added to Section 101 of the
         Indenture:

         ""1996 Support Agreement" means the Amended and Restated 1996 Support Agreement, dated as of October 22, 1996, between Alco Standard and the Company, as it may from time to time be amended pursuant to the applicable provisions hereof or thereof."

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     2.  A new Section 1004A is hereby inserted into the Indenture to read in its entirety as follows:

     "Section 1004A.  Maintenance of 1996 Support Agreement.

     The Company covenants that  it:

     (1) will observe and perform in all material respects all covenants or agreements of the Company contained in the 1996 Support Agreement;

     (2) to the extent possible, will cause Alco Standard to observe and perform in all material respects all covenants or agreements of Alco Standard contained in the 1996 Support Agreement; and

      (3) will not waive compliance under, amend in any material respect or terminate the 1996 Support Agreement; provided, however, that the 1996 Support Agreement may be amended or terminated if either (i) all the outstanding debt of the Company is repaid or (ii) approval of Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of each series is obtained."

     3. This First Supplemental Indenture shall be construed in accordance with the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     4. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.



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     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     In Witness Whereof, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                IKON Capital, Inc.

                                         By...................................

Attest:


 ...........................


                                The Chase Manhattan Bank, as Trustee

                                         By....................................

Attest:


 ...........................

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State of New York    )
                                                                        )  ss.:
County of New York   )


     On the ..... day of ............, ...., before me personally came
 .........................., to me known, who, being by me duly sworn, did depose and say that he is ..................... of ......................., one of the
corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                        ........................................


State of New York    )
                                                                 )  ss.:
County of New York   )


     On the ..... day of ..........., ...., before me personally came
 ......................., to me known, who, being by me duly sworn, did depose and say that he is a ..................... of ......................., one of
the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                        ........................................

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